Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Wireless Telecom Group, Inc. and its Subsidiaries

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 31, 2006, relating to the consolidated financial statements of Wireless Telecom Group, Inc. and its Subsidiaries appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

We also consent to the reference to us under the caption "Experts" in the Prospectus .

LAZAR, LEVINE AND FELIX LLP

/s/ Lazar, Levine and Felix LLP
New York, New York
Date: November 8, 2007